Exhibit 10.359

HEARTH & CARE OF GREENFIELD
FHA Project No. 046-22026

MODIFICATION OF MORTGAGE NOTE

Attached to and Incorporated into the Mortgage Note Executed and Delivered by
Hearth & Care of Greenfield, LLC, an Ohio limited liability company to Red Mortgage Capital, Inc., an Ohio corporation dated as of July 29, 2008

THIS MODIFICATION OF MORTGAGE NOTE (this "Modification of Note") is made as of October 1, 2014, by and between HEARTH & CARE OF GREENFIELD, LLC, an Ohio limited liability company (hereinafter called "Maker"), and RED MORTGAGE CAPITAL, LLC, a Delaware limited liability company, successor by merger to Red Mortgage Capital, Inc., an Ohio corporation (hereinafter called "Holder"), and approved by the SECRETARY OF HOUSING AND URBAN DEVELOPMENT ("HUD"). This Modification of Note is attached to and incorporated in that certain mortgage note (the "Note") dated as of July 29, 2008, executed and delivered by Maker to Holder in connection with the project known as Hearth & Care of Greenfield, FHA Project No. 046-22026.

FOR AND IN CONSIDERATION OF the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties, for themselves and for their respective successors and assigns, do hereby agree that the terms of the Note to which this Modification of Note is appended are hereby amended as follows:

1.The obligation of Maker under the Note to make monthly payments of principal and/or interest is hereby amended (a) by replacing the phrase "with interest thereon from the date hereof at the rate of Six and one-half per centum (6.50%) per annum on the unpaid balance until paid" located in the first sentence of the first paragraph of the Note with the phrase "with interest at the rate specified herein on the unpaid balance until paid"; and (b) by inserting in lieu of the text immediately following such first sentence (which begins "The principal and interest ..."and concludes "... shall be applied on account of principal"), the following:

"The principal and interest shall be payable in monthly installments as follows:

Interest alone shall be due and payable on the first day of August, 2008. Thereafter, commencing on the first day of September 2008, installments of principal and interest shall be due and payable in the sum of Fifteen Thousand Nine Hundred Fifty-Eight and 45/100ths Dollars ($15,958.45) each, such payments to continue monthly thereafter on the first day of each succeeding month up to and including November 1, 2014. Commencing on December 1, 2014, monthly installments of interest and principal shall be due and payable in the sum of Twelve Thousand Eight Hundred Forty-Five and 92/100

Dollars ($12,845.92), each such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid in full. In any event, the balance of the principal (if any) remaining unpaid, plus accrued interest, shall be due and payable on August 1, 2038. The installments of principal and interest shall be applied first to interest at the rate of Six and one-half per centum (6.50%) per annum up to and including October 31, 2014, and thereafter at the rate of Four and 20/100ths per centum (4.20%) per annum, upon the principal sum or so much thereof as shall from time to time remain unpaid and the balance thereof shall be applied on account of principal.

2.The Allonge #1 to Mortgage Note attached to and made a part of the Note is hereby deleted, and the Rider to Mortgage Note attached hereto, and dated as of even date herewith, is substituted therefor.

3.The Note is hereby amended so that all references to the "Mortgage" or "mortgage" contained in the Note shall be deemed to be references to the Mortgage securing the Note, as modified by that certain Modification Agreement of even date herewith by and among the Maker, the Holder, and HUD (the "Modification Agreement").

4.Maker hereby acknowledges and affirms to the Holder that, as of the Effective Date, there are no counter-claims, defenses, or set-offs, whether legal or equitable, to Maker's obligations under the Note, as amended, and Maker hereby waives the right to raise or assert any such defenses, set-offs, or counter-claims, as well as any and all other claims, which Maker has, had, or may have had against Holder with respect to any matter or claim based upon any act, event, occurrence or omission occurring or arising prior to the Effective Date.

5.Maker hereby acknowledges and affirms to the Holder that, as of the Effective Date, Maker is in compliance with all of Maker's obligations under the Note.

6.From and after the Effective Date, the Note, all amendments to date, and this Modification of Note shall be taken and read together as one, single and continuing instrument evidencing a single debt owed by the Maker to the Holder in the amount set forth in the Note, as may be unpaid from time to time. Nothing contained herein shall be taken or construed to create a novation or new agreement by and between the Maker and the Holder, it being the intention of the parties solely (a) to reduce the per annum rate of interest applicable under the Note, (b) to revise the amount of monthly installments of principal and interest payable thereunder as a result of such reduction in interest rate so as to reamortize in full the outstanding principal balance of the loan evidenced by the Note over the remaining term thereof, and (c) to revise certain other provisions of the Note, as reflected by this Modification of Note, and for no other purpose. Furthermore, nothing herein contained shall in any way impair the Note or the security now held for such indebtedness, or alter, waive, annul, vary, or affect any provision, condition, or covenant therein except as herein provided, nor affect or impair any rights, powers, or remedies of the Holder under the Note, it being the intent of the parties that the terms and provisions of the Note shall continue in full force and effect except as modified hereby.

7.Notwithstanding anything herein contained , if any one or more of the provisions of this Modification of Note shall for any reason whatsoever be held to be illegal, invalid, or unenforceable in any respect , such illegality, invalidity, or unenforceability shall not affect any other provision of this Modification of Note, but this Modification of Note shall be construed as if such illegal, invalid, or unenforceable provision had never been contained herein.

8.     Maker and Holder agree to execute such other documents as may be necessary to implement the terms and provisions of this Modification of Note, and the transaction evidenced hereby, including but not limited to the Modification Agreement.

9.    The Note, as amended by this Modification of Note, may not be further amended except by an instrument in writing executed by each of the parties hereto.

10.    This Modification of Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.    Maker and Holder acknowledge and agree that the terms of this Modification of Note and the Modification Agreement are subject to and contingent upon the approval thereof by HUD, which approval shall be evidenced by the written consent on behalf of HUD affixed to this Modification of Note and to the Modification Agreement, and further acknowledge and agree that the terms of this Modification of Note and the Modification Agreement shall not be deemed effective unless and until (i) HUD executes the consents as aforesaid and (ii) the Modification Agreement is recorded in accordance with the terms thereof (the date on which the Modification Agreement is so recorded is sometimes referred to herein as the "Effective Date").

12.    This Modification of Note may be executed in any number of counterparts and all counterparts shall be construed together and shall constitute but one agreement.

IN WITNESS WHEREOF, Maker, Holder, and HUD have executed this Modification of Note as of the date first set forth above.

[Remainder of page intentionally left blank. Counterpart signature pages follow.]

COUNTERPART SIGNATURE PAGE TO MODIFICATION OF NOTE

MAKER:

HEARTH & CARE OF GREENFIELD, LLC,
an Ohio limited liability company

By	/s/ David Rubenstein
David Rubenstein, Manager

COUNTERPART SIGNATURE PAGE TO MODIFICATION OF NOTE

HOLDER:

RED MORTGAGE CAPITAL, LLC,
a Delaware limited liability company,
successor by merger to Red Mortgage Capital, Inc., an Ohio corporation

By	/s/ Jeffrey N. Leeth
Jeffrey N. Leeth, Director

COUNTERPART SIGNATURE PAGE TO MODIFICATION OF NOTE

HEARTH & CARE OF GREENFIELD
FHA Project No. 046-22026

CONSENT TO MODIFICATION OF NOTE:

The undersigned hereby consents to and approves
the foregoing Modification of Mortgage Note as of the date fust set forth above.

SECRETARY OF HOUSING AND URBAN
DEVELOPMENT, acting by and through the Federal Housing Commissioner

By:	/s/ Carol S. Jun
Title:	Authorized Agent
Office of Residential Care Facilities

IN WITNESS WHEREOF, the undersigned Maker has executed this Rider as of the date first above written.

HEARTH & CARE OF GREENFIELD, LLC,
an Ohio limited liability company

By	/s/ David Rubenstein
David Rubenstein, Manager

RIDER TO MORTGAGE NOTE

This Rider to Mortgage Note (this "Rider"), made as of October 1, 2014, is attached to and made a part of the Mortgage Note (the "Note") dated as of July 29, 2008, from Hearth & Care of Greenfield, LLC, an Ohio limited liability company (hereinafter called "Maker"), to Red Mortgage Capital, Inc., an Ohio corporation, now known as Red Mortgage Capital, LLC, a Delaware limited liability company, successor by merger ("Original Lender").

1.Prepayment. (a) Except as hereinafter set forth, Maker shall not have the right to prepay the indebtedness evidenced hereby in whole or in part at any time. Maker shall have the right, on or after November 30, 2015 (the "Lockout Termination Date") to prepay the indebtedness evidenced hereby in whole or in part on the last business day of any calendar month on or after such date during the term hereof upon at least thirty (30) days prior written notice to the holder of this Note, which notice shall specify the date on which the prepayment is to be made, the principal amount of such prepayment and the total amount to be paid. Such total amount shall include interest accrued through and including the last day of the month in which the prepayment is made. In the event of any prepayment of principal at any time on or after the Lockout Termination Date, the Maker shall concurrently pay to the holder of this Note (i) interest on the amount prepaid through and including the last day of the month in which the prepayment is made and (ii) a prepayment premium equal to the following designated percentages of the amount of the principal of this Note to be so prepaid with respect to any prepayment which occurs during the following indicated time periods:

Time of Prepayment                            Prepayment Premium

from	November 30, 2015	through November 29, 2016	9.0%
from	November 30, 2016	through November 29, 2017	8.0%
from	November 30, 2017	through November 29, 2018	7.0%
from	November 30, 2018	through November 29, 2019	6.0%
from	November 30, 2019	through November 29, 2020	5.0%
from	November 30, 2020	through November 29, 2021	4.0%
from	November 30, 2021	through November 29, 2022	3.0%
from	November 30, 2022	through November 29, 2023	2.0%
from	November 30, 2023	through November 29, 2024	1.0%
from	November 30, 2024	and thereafter	0.0%

Notwithstanding any partial prepayment of principal made pursuant to the privilege of prepayment set forth in this Note, without the prior written consent of the holder of this Note (which consent such holder shall have no obligation to give), the Maker shall not be relieved of its obligations to make scheduled monthly installments of principal and interest as and when such payments are due and payable under this Note.

(b)    Notwithstanding any prepayment prohibition imposed and/or premium required by this Note with respect to prepayments made prior to November 30, 2023, the indebtedness evidenced by this Note may be prepaid in whole or in part on the last business day of any calendar month without the consent of the holder of this Note and without prepayment premium if the Federal Housing Commissioner (the "Commissioner") determines that prepayment will avoid a mortgage insurance claim and is therefore in the best interests of the Federal Government. The holder of this Note understands that the Commissioner would consider exercising its right to override the prepayment prohibition and/or prepayment premium contained herein only upon satisfaction of all of the following terms and conditions:

(i)Maker has defaulted under this Note and the Commissioner has received notice of such default, as required by 24 C.P.R. §207.256;

(ii)The Commissioner determines that the project financed with the proceeds of this Note has been experiencing a net income deficiency, which has not been caused solely by management inadequacy or lack of interest by Maker, and which is of such magnitude that Maker is currently unable to make required debt service payments , pay all project operating expenses and fund all required HUD reserves;

(iii)The Commissioner finds there is reasonable likelihood that Maker can arrange to refinance the loan evidenced by this Note at a lower interest rate or otherwise reduce the debt service payments through partial prepayment; and

(iv)The Commissioner determines that refinancing the loan evidenced by this Note at a lower rate or partial prepayment is necessary to restore the said project to a fmancially viable condition and to avoid an insurance claim.

(c)    Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, with respect to any prepayment which is made by or on behalf of the Maker from insurance proceeds as a result of damage to the mortgaged premises or condemnation awards which, at the option of the holder of this Note, may be applied to reduce the indebtedness of Maker evidenced hereby pursuant to the terms and provisions of the security instrument securing this Note (the "Mortgage") of even date with the Note, given by Maker to the original holder of this Note to secure said indebtedness. Any prepayment made pursuant to this Paragraph 1(c) shall be deemed to have been made on the last day of the month in which such payment is received by holder and shall include interest on the amount prepaid through and including the last day of the month in which the prepayment is made.

(d)    Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, in the event that the maximum principal amount of this Note is reduced (or a partial prepayment is made) solely as the result of a mortgage reduction (or a partial prepayment) required by the Commissioner based upon any cost certification or other report required to be provided by the Maker to the Commissioner subsequent to the date hereof. Any prepayment made pursuant to this Paragraph 1(d) shall be deemed to have been made on the last day of the month in which such payment is received by holder and shall include interest on the amount prepaid through and including the last day of the month in which the prepayment is made.

2.Late Charges. In the event any installment or part of any installment due under this Note becomes delinquent for more than fifteen (15) days, there shall be due, at the option of the holder of this Note, in addition to other sums due hereunder, a late charge in an amount equal to two percent (2%) ofthe amount of principal and/or interest so delinquent. Whenever, under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

3.Method of Payment. All payments to reduce the principal balance hereunder, other than regularly scheduled payments of principal, and all late charges and other amounts required to be paid hereunder, other than regularly scheduled installments of interest, shall be made to the holder of this Note in immediately available Federal Funds. Payments received after 12:00 noon Eastern time will be deemed to have been received on the next following business day.

4.Non-Recourse.    Notwithstanding any other provision contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the Maker hereof for payment of the indebtedness evidenced hereby, and, in the event of a default, the holder hereof shall look solely to the "Collateral" (defined below) in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the Maker hereof except such judgment or decree as may be necessary to foreclose or bar its interest in the Collateral, except as set out in the Mortgage. As used herein, "Collateral" shall mean and include (i) the property subject to the Mortgage , including, but not limited to, the land, improvements, equipment, personal property, and appurtenances thereto, and the rents, issues, and profits thereof, as set forth in said Mortgage and (ii) the collateral described in the Security Agreement of even date with the Note given to further secure the Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned Maker has executed this Rider as of the date first above written.

HEARTH & CARE OF GREENFIELD, LLC,
an Ohio limited liability company

By	/s/ David Rubenstein
David Rubenstein, Manager

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